UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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THE ALKALINE WATER COMPANY INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2

THE ALKALINE WATER COMPANY INC.
7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
____________________________

Consent Solicitation Statement

Dear Stockholder:

The board of directors of The Alkaline Water Company Inc. (“we,” “us,” “our” or “our company”) is soliciting your consent on behalf of our company to approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000 (the “Amendment”).

On January 7, 2016, our board of directors approved the Amendment and we are now seeking stockholder approval, as discussed in more detail in this consent solicitation statement.

We are soliciting your approval of the Amendment by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most cost effective manner. A form of written consent is enclosed for your use.

This consent solicitation statement and accompanying form of written consent will be sent or given to our stockholders from whom we are seeking consent on or about January 18, 2016. The eligible CUSIP to participate is 01643A 207. Our board of directors has fixed the close of business on January 12, 2016 as the record date (the “Record Date”) for determination of our stockholders that are entitled to give written consents. Only the stockholders of record on the Record Date are entitled to give written consent to the Amendment.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock and our Series A Preferred Stock voting as a single class as of the Record Date is required to approve the Amendment.

Your consent is important regardless of the number of shares of our common stock or our Series A Preferred Stock that you hold. Although our board of directors has approved the Amendment, the Amendment requires the approval by the vote of our stockholders holding a majority of the voting power of our outstanding common stock and our Series A Preferred Stock voting as a single class as of the Record Date.

Our board of directors unanimously recommends that you consent to the Amendment. The Amendment will be approved by our stockholders when we have received written consents to the Amendment from stockholders representing a majority of the voting power of our outstanding common stock and Series A Preferred Stock voting as a single class. If you approve the Amendment, please mark the enclosed written consent form to vote “For” the Amendment, and complete, date, sign and return your written consent to us.

Please mail your written consent to us no later than January 29, 2016, or such other date as determined by us in our sole discretion, to the following address:

The Alkaline Water Company Inc.
7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
Attn: Richard A. Wright

If you hold your shares in “street name” and wish to send your written consent, you must follow the instructions given by your broker, bank, or other nominee or contact your broker, bank, or other nominee for information on how to send your written consent.

Question and Answers about This Consent Solicitation

Why am I receiving these materials?

We are asking our stockholders to approve, by written consent, an amendment to the articles of incorporation of our company to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000, as more particularly described in the consent solicitation statement.

On January 7, 2016, our board of directors approved the Amendment and we are now seeking stockholder approval. Stockholder approval is required to effect the Amendment.

What is included in these materials?

These materials include:

  this consent solicitation statement; and

  the written consent form.

Important Notice Regarding the Availability of Materials for This Consent Solicitation

The materials listed above are also available at:
http://www.thealkalinewaterco.com/investors/shareholders

What do I need to do now?

We urge you to carefully read and consider the information contained in this consent solicitation statement. We request that you send your written consent to the Amendment described in this consent solicitation statement.

Who can give the written consents?

Our board of directors has fixed the close of business on January 12, 2016 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents. If you were a stockholder of record on the Record Date, you are entitled to give written consent to the Amendment. As of the Record Date, there were 3,818,200 shares of our common stock issued and outstanding and 20,000,000 shares of our Series A Preferred Stock issued and outstanding.

How many votes do I have?

You have one vote for each share of our common stock that you owned as of the Record Date and 0.2 votes for each share of our Series A Preferred Stock that you owned as of the Record Date.

How do I send my written consent?

If you are a stockholder of record, please complete, date, sign, and return the enclosed written consent form via mail to the following address:

The Alkaline Water Company Inc.
7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
Attn: Richard A. Wright

If you hold your shares in “street name” and wish to send your written consent, you must follow the instructions given by your broker, bank, or other nominee or contact your broker, bank, or other nominee for information on how to send your written consent.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of common stock are registered directly in your name with our transfer agent, Island Stock Transfer, or your shares of preferred stock appear on the stock ledger for our preferred stock, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot send their written consents directly and must instead instruct the broker, bank, or other nominee on how to send their written consents.

What vote is required for the approval of the Amendment?

The Amendment will be approved by our stockholders if we receive written consents from stockholders holding a majority of the voting power as of the Record Date, or written consents representing at least 3,909,101 votes from the holders of shares of our common stock and our Series A Preferred Stock voting as a single class.

How are votes counted?

A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for the Amendment. A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against the Amendment. Abstentions and broker non-votes will have the same effect as a vote against the Amendment.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

When is the approval of the Amendment effective?

The approval of our stockholders of the Amendment is effective when we receive the written consents to the Amendment from our stockholders representing a majority of the voting power of our outstanding common stock and our outstanding Series A Preferred Stock voting as a single class as of the Record Date.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote “For” the approval of the amendment of our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000.

Can I revoke my written consent after sending it?

Yes. A written consent, once dated, signed and delivered to us, will remain effective unless and until revoked by a written notice of revocation dated, signed and delivered to us before the time that we have received written consents to the Amendment from our stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date. Please send your notice of revocation by mail via the same address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.

Do I have rights of appraisal or similar rights of dissenters with respect to the Amendment?

No. Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with rights of appraisal or similar rights of dissenters with respect to the Amendment.

Who pays for the expense of this consent solicitation?

We will be making the solicitation. We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers, or regular employees. These individuals will receive no additional compensation for such services.

Forward-Looking Statements

This consent solicitation statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Voting Securities and Principal Holders Thereof

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 12, 2016, certain information with respect to the beneficial ownership of our common stock and preferred stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Steven P. Nickolas 14301 North 87 St., Suite 109 Scottsdale, AZ 85260	Common Stock	924,000(4)	23.3%
	Series A Preferred Stock(3)	10,000,000	50%
Richard A. Wright 14301 N. 87th Street, Suite 119 Scottsdale, AZ 85260	Common Stock	148,000(5)	3.7%
	Series A Preferred Stock(3)	10,000,000	50%
Directors and Officers as a group (2 individuals)	Common Stock	1,072,000	26.1%
	Series A Preferred Stock (3)	20,000,000	100%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 3,818,200 shares of our common stock issued and outstanding as of January 12, 2016. Percentage of Series A Preferred Stock is based on 20,000,000 shares of Series A Preferred Stock issued and outstanding as of January 12, 2016.

(3)	The Series A Preferred Stock has 0.2 votes per share and is not convertible into shares of our common stock.

(4)

Consists of 148,000 stock options exercisable within 60 days, 430,000 shares of our common stock owned by WiN Investments, LLC and 346,000 shares of our common stock owned by Lifewater Industries, LLC. Steven P. Nickolas exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC.

(5)	Consists of 148,000 stock options exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL

Approval of the Amendment of Our Articles of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 22,500,000 to 200,000,000

Our board of directors is asking our stockholders to approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000. On January 7, 2016, our board of directors proposed the amendment of our articles of incorporation to change the first paragraph of Article 3 thereof so that, as amended, the first paragraph of said article will be and read substantially as follows:

The aggregate number of shares that the Corporation will have authority to issue is 300,000,000, of which 200,000,000 shares will be common stock, with a par value of $0.001 per share (“Common Stock”), and 100,000,000 shares will be preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

On December 30, 2015, we effected a 50-for-1 reverse stock split of our authorized and issued and outstanding shares of common stock. As a result of the reverse stock split, the number of authorized shares of common stock of our company decreased from 1,125,000,000 to 22,500,000 and the number of issued and outstanding shares of common stock of our company decreased correspondingly. Accordingly, our articles of incorporation currently provide for authorized capital stock consisting of 22,500,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of January 12, 2016, we had 3,818,200 shares of our common stock issued and outstanding. As of January 12, 2016, we had 347,040 stock options and 488,116 share purchase warrants outstanding.

Our board of directors believes that it is necessary and prudent to amend our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000 to allow us to issue additional shares of our common stock for the purposes described below, and for any other lawful purpose. We have no current intention, plans or agreements to issue an amount of shares of common stock in excess of the 22,500,000 shares currently authorized.

Our board of directors recommends that you vote “For” the approval of the amendment of our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000.

Purpose and Effect of the Increase in the Number of Authorized Shares of Our Common Stock

Our board of directors believes that an increase in the number of authorized shares of our common stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. The increased reserve of shares available for issuance would give us the flexibility of using our common stock to raise capital and/or as consideration in acquiring other businesses.

The increased reserve of shares available for issuance may also be used to facilitate public or private financings. If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell our common stock, or securities convertible into our common stock, in private transactions. Such transactions might not be available on terms favorable to us, or at all. We may sell our common stock at prices less than the public trading price of our common stock at the time, and we may grant additional contractual rights to purchase our common stock not available to other holders of our common stock, such as warrants to purchase additional shares of our common stock or anti-dilution protections. We have no intentions, plans or agreements at this time to issue any of the additional available authorized shares of our common stock for any financing if this proposal is approved.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plan for grants to our directors, officers, employees and consultants, and those of our subsidiaries. Our board of directors believes that it is critical to incentivize our directors, officers, employees and consultants, and those of our subsidiaries through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions if we grant options to the employees of the acquired companies. Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional authorized shares of our common stock that could be used to provide such equity incentives. We have no intentions, plans or agreements at this time to issue any of the additional available authorized shares of our common stock under our equity incentive plans if this proposal is approved.

The flexibility given to our board of directors to issue additional shares of our common stock could also have an anti-takeover effect and enhance our ability to negotiate on behalf of our stockholders in a takeover situation. The authorized but unissued shares of our common stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company. For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. The increase in our authorized capital stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of our company.

The availability of additional shares of our common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If this proposal is approved by our stockholders, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of our common stock, except as may be required by applicable laws or rules.

The possible future issuance of shares of equity securities consisting of our common stock or securities convertible into our common stock could affect our current stockholders in a number of ways, including the following:

  diluting the voting power of our current stockholders;

  diluting the market price of our common stock, to the extent that the shares of our common stock are issued and sold at prices below current trading prices of our common stock, or if the issuance consists of equity securities convertible into our common stock, to the extent that the securities provide for the conversion into our common stock at prices that could be below current trading prices of our common stock;

  diluting the earnings per share and book value per share of the outstanding shares of our common stock; and

  making the payment of dividends on our common stock potentially more expensive.

We have no intentions, plans, or agreements at this time to issue any of the additional available authorized shares of our common stock if this proposal is approved.

Effective Date of Increase in the Number of Authorized Shares of Our Common Stock

If the proposal to amend our articles of incorporation to increase the number of authorized shares of our common stock from 22,500,000 to 200,000,000 is approved by our stockholders, we have to file a Certificate of Amendment with the Nevada Secretary of State to effect the amendment of our articles of incorporation. If we obtain stockholder approval of this proposal, we intend to file the certificate as soon as practicable.

Our board of directors reserves, notwithstanding stockholder approval of this proposal, the right not to proceed with the amendment of our articles of incorporation to increase the number of authorized shares of our common stock without further action by our stockholders at any time before the effective date of the amendment of our articles of incorporation to increase the number of authorized shares of our common stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one from your broker, please notify your broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director
January 13, 2016

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF THE ALKALINE WATER COMPANY INC.

This written consent is solicited on behalf of the board of directors of The Alkaline Water Company Inc. When properly executed, shares represented by this written consent will be voted as designated by the undersigned.

The undersigned hereby acknowledges receipt of the consent solicitation statement (the “Consent Solicitation Statement”) of The Alkaline Water Company Inc. (the “Company”) dated January 13, 2016, and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of the shares of common stock or Series A Preferred Stock of the Company held by the undersigned:

The Board of Directors of the Company recommends a vote “For” the proposal.

1.

Approval of an amendment to the articles of incorporation of the Company to increase the number of authorized shares of common stock from 22,500,000 to 200,000,000, provided, however, that, notwithstanding such approval, the board of directors of the Company may, by resolution, abandon such amendment at any time before the effective date of the amendment without further action by the stockholders of the Company.

For	Against	Abstain

[ ]	[ ]	[ ]

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert the number of shares): ________________.

The undersigned represents that the undersigned owns the following number of shares of Series A Preferred Stock of the Company (please insert the number of shares): ________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

Important: Please complete, sign and date your written consent promptly and mail it to:

The Alkaline Water Company Inc.
7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
Attn: Richard A. Wright